UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of shareholders (the “Annual Meeting”) of Sterling Bancorp, Inc. (the “Company”) held on December 4, 2020, shareholders (i) elected four director nominees to the Company’s board of directors, one to serve a two-year term expiring at the 2022 annual meeting of shareholders and three to serve for a three-year term expiring at the 2023 annual meeting of shareholders, (ii) ratified the appointment of Crowe LLP as the Company’s independent registered accounting firm for the year ending December 31, 2020, and (iii) approved the Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan.

The proposals are described in detail in the Company’s definitive proxy statement filed on November 9, 2020 with the Securities and Exchange Commission.

(b) The results of the voting are shown below.

Proposal 1—Election of Directors

DIRECTOR NOMINEES	VOTES FOR	WITHHELD	BROKER NON-VOTES
Steven Gallotta	38,851,382	152,753	9,517,494
Denny Kim	38,843,032	161,103	9,517,494
Sandra Seligman	30,879,387	8,124,748	9,517,494
Thomas M. O’Brien	38,708,868	295,267	9,517,494

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2020(1)

VOTES FOR	VOTES AGAINST	ABSTAIN
40,042,417	8,477,555	1,657

(1) No broker non-votes were received for Proposal 2.

Proposal 3—Approval of Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
38,534,839	465,937	3,359	9,517,494

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP, INC.

Dated: December 7, 2020

	By:	/s/ Steve Huber
Steve Huber
Chief Financial Officer